EXHIBIT 99.2

Soligenix Announces Closing of $7.5 Million Public Offering

Cash runway extended through 2026 to fund multiple expected key inflection points

PRINCETON, N.J., September 29, 2025 - Soligenix, Inc. (Nasdaq: SNGX) (“Soligenix” or the “Company”), a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need, today announced the closing of its previously announced “reasonable best efforts” public offering with participation from existing and certain healthcare focused institutional investors for the purchase and sale of 5,555,560 shares of common stock of the Company (or common stock equivalents in lieu thereof) and warrants to purchase up to 5,555,560 shares of common stock at a combined purchase price of $1.35 per share and accompanying warrant (the “Offering”). The warrants have an exercise price of $1.35 per share, are exercisable immediately and will expire five years from the issuance date. The Company received aggregate gross proceeds of approximately $7.5 million, before deducting placement agent fees and other Offering expenses, and assuming no exercise of the warrants.

The Company agreed that certain existing May 2023, April 2024 and July 2024 warrants (together, the “Existing Warrants”) to purchase an aggregate of 1,162,064 shares of common stock will be amended such that the Existing Warrants will have a reduced exercise price of $1.35 per share and shall expire commensurate with the warrants sold in the Offering.

This funding extends the Company’s cash runway through the end of 2026, providing sufficient funds for anticipated key inflection points.  The Company intends to use the net proceeds of this Offering to fund research and development and commercialization activities, working capital and general corporate purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent in connection with the Offering.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-290413), previously filed with the Securities and Exchange Commission (“SEC”) on September 19, 2025, which became effective on September 25, 2025. This Offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and the final prospectus relating to the Offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the Offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th

Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Soligenix

Soligenix is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. The Company’s Specialized BioTherapeutics business segment is developing and moving toward potential commercialization of HyBryte™ (SGX301 or synthetic hypericin sodium) as a novel photodynamic therapy utilizing safe visible light for the treatment of cutaneous T-cell lymphoma (CTCL). With successful completion of the second Phase 3 study, regulatory approvals will be sought to support potential commercialization worldwide. Development programs in this business segment also include expansion of synthetic hypericin (SGX302) into psoriasis, the Company’s first-in-class innate defense regulator (IDR) technology, dusquetide (SGX942) for the treatment of inflammatory diseases, including oral mucositis in head and neck cancer, and (SGX945) in Behçet's Disease.

The Company’s Public Health Solutions business segment includes development programs for RiVax®, the Company’s ricin toxin vaccine candidate, as well as the Company’s vaccine programs targeting filoviruses (such as Marburg and Ebola) and CiVax™, the Company’s vaccine candidate for the prevention of COVID-19 (caused by SARS-CoV-2). The development of the Company’s vaccine programs incorporates the use of the Company’s proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases (NIAID), the Defense Threat Reduction Agency (DTRA) and the Biomedical Advanced Research and Development Authority (BARDA).

For further information regarding Soligenix, Inc., please visit the Company's website at https://www.soligenix.com and follow us on LinkedIn and Twitter at @Soligenix_Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements that reflect the Company’s current expectations about its future results, performance, prospects and opportunities, including but not limited to, potential market sizes, patient populations, clinical trial enrollment, and the expected timing for closing the Offering and the intended use of proceeds therefrom. Statements that are not historical facts, such as "anticipates," "estimates," "believes," "hopes," "intends," "plans," "expects," "goal," "may," "suggest," "will," "potential," or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements, and include the expected amount and use of proceeds from the offering and the expected closing date of the offering. Soligenix cannot assure you that it will be able to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing therapeutics and vaccines against bioterror threats, conducting preclinical and clinical trials of therapeutics and vaccines, obtaining regulatory approvals and manufacturing therapeutics and vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance requirements, enter into any biodefense procurement contracts with the U.S. Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the U.S. Congress may not pass any legislation that would provide additional funding for the Project BioShield program. In addition, there can be no assurance as to the timing or success of any of its clinical/preclinical trials. Despite the statistically significant result achieved in the first HyBryte™ (SGX301) Phase 3 clinical trial for the treatment of cutaneous T-cell lymphoma or any other studies (including the open-label, investigator-initiated study), there can be no assurance that the second HyBryte™ (SGX301) Phase 3 clinical trial will be successful or that a marketing authorization from the FDA or EMA will be granted. Additionally, although the EMA has agreed to the key design components of the second HyBryte™ (SGX301) Phase 3 clinical trial, no assurance can be given that the Company will be able to modify the development path to adequately address the FDA's concerns or that the FDA will not require a longer duration comparative study. Notwithstanding the result in the first HyBryte™ (SGX301) Phase 3 clinical trial for the treatment of cutaneous T-cell lymphoma and the Phase 2a clinical trial of SGX302 for the treatment of psoriasis, there can be no assurance as to the timing or success of the clinical trials of SGX302 for the treatment of psoriasis. Additionally, despite the biologic activity observed in aphthous ulcers induced by chemotherapy and radiation, there can be no assurance as to the timing or success of the clinical trials of SGX945 for the treatment of Behçet's Disease. Further, there can be no assurance that RiVax® will qualify for a biodefense Priority Review Voucher (PRV) or that the prior sales of PRVs will be indicative of any potential sales price for a PRV for RiVax®. Also, no assurance can be provided that the Company will receive or continue to receive non-dilutive government funding from grants and contracts that have been or may be awarded or for which the Company will apply in the future. These and other risk factors are described from time to time in filings with the SEC, including, but not limited to, the Company’s reports on Forms 10-Q and 10-K. Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

COMPANY CONTACT:

Jonathan Guarino, CPA, CGMA

Senior Vice President and Chief Financial Officer

(609) 538-8200 | www.soligenix.com

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, NJ 08540